                                    EXHIBIT 3
                                    ---------

      Subordinated Convertible Promissory Note dated as of August 28, 2001

THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR, IF REQUIRED BY THE ISSUER OF THIS NOTE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THIS NOTE THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT, OR IS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.

                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$500,000                                                         August 28, 2001
                                                           Palo Alto, California

     Ariel Corporation, a Delaware corporation ("Borrower"), for value received, hereby unconditionally promises to pay to the order of Mayan Networks Corporation (together with its successors and assigns, the "Lender"), on the earlier of (a) the Effective Time (as defined in that certain Agreement and Plan of Merger between Borrower and Lender dated as of March 28, 2001 (the "Merger Agreement")) or (b) Lender's demand following termination of the Merger Agreement, in lawful money of the United States, at the address of Lender set forth below, the principal sum of FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($500,000) or such other amount as represents the aggregate principal amount of the advances made by Lender to Borrower hereunder, in the amount necessary to repay in full the unpaid principal balance hereof together with simple interest on the unpaid principal at a fixed rate equal to 8% per annum; provided, however, that in the event that the Merger Agreement is terminated by Lender pursuant to Section 9.01(e) thereof, the amounts due under this Subordinated Convertible Promissory Note (including, without limitation, unpaid principal and accrued and unpaid principal thereon), shall be due and payable on the one-year anniversary of such termination of the Merger Agreement. In the event that the Merger Agreement is terminated by Lender pursuant to Section 9.01(e) thereof, interest shall continue to accrue on the unpaid principal balance in accordance herewith.

     In the event that any amount of principal or interest, or any other amount payable hereunder, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal at all times to 13%.

     All computations of interest shall be made on the basis of a 365-day year for the number of days actually elapsed.

     This Subordinated Convertible Promissory Note (this "Subordinated Note"), and each Term Loan (as defined below) advanced hereunder, is secured by the collateral (the "Collateral") more specifically described in the Security Agreement dated as of May 21, 2001 between Borrower and Lender, attached as Exhibit A hereto, (as amended, modified, renewed, extended or replaced from time
---------
to time the "Security Agreement") and in the Intellectual Property Security Agreement dated as of May 21, 2001 between Borrower and Lender, attached as Exhibit B hereto, (as amended, modified, renewed, extended or replaced from time
---------
to time the "IP Security Agreement" and, collectively with the Security Agreement, the "Security Agreements"). Borrower hereby acknowledges and confirms that all indebtedness, liabilities and other obligations under or in connection with this Subordinated Note are "Obligations" for the purposes of the Security Agreements and that this

Subordinated Note is a "Note" for the purposes of the Security Agreements. Borrower hereby ratifies and affirms the security interests granted by Borrower to Lender under, and the Borrower's obligations pursuant to, the Security Agreements. Notwithstanding the foregoing, in the event that the Merger Agreement is terminated by Lender pursuant to Section 9.01(e) thereof, Lender agrees to subordinate its lien in the Collateral to any lender who thereafter agrees to provide financing to Borrower (a "Subsequent Lender") and, upon the request of the Subsequent Lender, to enter into a lien subordination agreement, in form and substance satisfactory to Lender and such Subsequent Lender to provide for, among other things, (x) the subordination of the Liens of Lender in any Collateral to the Liens of such Subsequent Lender in such Collateral, and
(y) the agreement of Lender to refrain from taking any action or exercising any rights with respect to such Liens in the Collateral for such period of time as shall be satisfactory to Lender and such Subsequent Lender.

     Subject to the terms and conditions hereof, and provided no Event of Default has occurred, Borrower may request one or more advances (each such advance a "Term Loan" and such advances collectively, the "Term Loans") under this Subordinated Note. Borrower must give Lender at least three (3) days' written notice requesting any such Term Loan, and Borrower must affirm in each such written notice that (i) the representations and warranties of Borrower set forth in the Merger Agreement, Security Agreements and the Notes (as defined in the Security Agreement) are true and correct in all material respects as of the time of such advance and (ii) Borrower has not breached in any material respect any covenant contained in the Merger Agreement, Security Agreements and the Notes (as defined in the Security Agreement), and (iii) no "Event of Default" as defined in the Security Agreement has occurred. Any Term Loan repaid by Borrower, in whole or in part, may not be reborrowed. Submission by Borrower to Lender of a budget, in form and substance satisfactory to Lender, shall be a condition precedent to each Term Loan. Each Term Loan shall be applied by Borrower exclusively as set forth in the budget submitted by Borrower as a condition precedent to such Term Loan.

     Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Subordinated Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Subordinated Note under applicable law.

     The Lender may elect, at any time and from time to time, at its sole option, to convert all or any part of the outstanding principal of and accrued interest on this Subordinated Note into that number of fully paid and nonassessable shares of Borrower's Common Stock that is equal to the dollar amount of the principal and accrued interest indebtedness being converted, divided by the average closing price of Borrower's Common Stock on the Nasdaq National Market for the ten trading days ending on and including the third trading day prior to the date of the notice of conversion (the "Conversion Price"); provided, that in no event shall Lender be entitled to convert this Subordinated Note into a total number of shares of Common Stock that exceeds that number of shares which is equal to 19.9% of the Borrower's total issued and outstanding shares of Common Stock as of the date of such conversion, less such number of shares of Common Stock (if any) that are then held by Lender.

     Any conversion shall be deemed to have been made immediately prior to the close of business on the date upon which written notice of the conversion of this Subordinated Note is given to

Borrower (in accordance with the notice provisions hereof), and the person or persons entitled to receive the securities issuable upon conversion of this Subordinated Note (the "Conversion Securities") shall be treated for all purposes (including, without limitation, the right to participate in all distributions or restructuring or recapitalizations relating to the Borrower) as the record holder or holders of such securities as of such time. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering this Subordinated Note for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Conversion Securities shall not be deemed to have converted this Note until immediately prior to the closing of such sale of securities.

     Lender agrees to surrender this Subordinated Note to the Borrower for cancellation following conversion of this Subordinated Note and/or repayment of all principal and accrued interest outstanding under this Subordinated Note. If this Subordinated Note is converted in part, the Borrower shall forthwith issue to the Lender, or its nominees, a new replacement note (upon the same terms) in respect of the unconverted portion of this Note.

     If the Borrower shall dissolve, liquidate or wind up its affairs, the Lender shall have the right, but not the obligation, to exercise its conversion rights under this Subordinated Note effective as of the date of and immediately prior to such dissolution, liquidation or winding up.

     If the Borrower shall by reclassification of securities or otherwise change any of the Conversion Securities into the same or a different number of securities of any other class or classes, this Subordinated Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the Conversion Securities immediately prior to such reclassification, all subject to further adjustment as provided in this Subordinated Note.

     If the Borrower shall split, subdivide or combine the Conversion Securities into a different number or securities of the same class, the number of such securities into which this Subordinated Note converts shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

     If at any time, the holders of the Conversion Securities shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Borrower by way of dividend, then and in each case, this Subordinated Note shall represent the right to acquire, in addition to the number of Conversion Securities, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Borrower which such holder would hold on the date of such exercise had it been the holder of record of the Conversion Securities on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Subordinated Note.

     Upon the occurrence of each adjustment or readjustment pursuant to this Subordinated Note, the Borrower, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to Lender a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of

Conversion Securities and the amount, if any, of other property which at the time would be received upon the conversion of this Subordinated Note.

     The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Subordinated Note, such number of its Common Stock as shall from time to time be sufficient to effect the conversion of this Subordinated Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Subordinated Note the Borrower will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon conversion of this Subordinated Note as shall be sufficient for such purpose.

     Upon Lender's election to convert any of the outstanding principal of or accrued interest on this Subordinated Note, Borrower, at its expense, will as soon as practicable (and in any event within two business days) cause to be issued in the name of and delivered to Lender or its nominee, a certificate or certificates for the number of fully paid and nonassessable Conversion Securities, to which Lender is entitled upon such conversion. No fractional shares will be issued upon any conversion of this Subordinated Note or any part hereof. If, upon any conversion of this Subordinated Note, a fraction of a share would otherwise result, then Borrower will pay Lender in lawful money of the United States in immediately available funds a sum equivalent to the fair market value of one share of the type and class of the Conversion Securities (determined in accordance with the Conversion Price applicable at the time of such conversion), multiplied by the fraction of a share of stock to which Lender would otherwise be entitled.

     The Borrower will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Subordinated Note, but shall at all times in good faith assist in the carrying out of all the provisions of this Subordinated Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lender against impairment. Without limiting the generality of the foregoing, the Borrower will take all such action as may be necessary or appropriate in order that the Borrower may duly and validly issue fully paid and nonassessable shares of Common Stock upon any conversion of this Subordinated Note.

     Borrower represents and warrants to the Lender that this Subordinated Note does not contravene any contractual or judicial restriction binding on or affecting the Borrower and that this Subordinated Note is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.

     Subordination. Notwithstanding any other provisions of this Subordinated
     -------------
Note to the contrary, by its acceptance of this Subordinated Note, the Holder of this Subordinated Note agrees as follows:

     (1) The principal of and interest on this Subordinated Note (and all extensions and renewals thereof and replacements therefor) and all premiums, fees, costs, expenses and all other sums now or hereafter due in connection with the foregoing (collectively, the "Subordinated Debt") is subordinate in right of payment to the payment to TRANSAMERICA BUSINESS CREDIT CORPORATION ("Senior Lender", which term shall include any other future institutional lender to Borrower which replaces said Senior Lender), in full in cash, of all present and future indebtedness for borrowed money of Borrower to Senior Lender and all interest thereon, and all liabilities, guarantees and other obligations of Borrower to Senior Lender in connection therewith, now existing or hereafter arising, including without limitation any interest accruing after the commencement of any bankruptcy, arrangement, or reorganization proceeding with respect to Borrower (whether or not such interest is recoverable from Borrower or allowable or provable in any such proceeding), costs, expenses, penalties, indemnities, and reimbursement obligations (collectively, the "Senior Debt"). Holder agrees not to directly or indirectly ask for or accept payment of all or any part of the Subordinated Debt, in cash or other property or by set-off or in any other manner for any of the Subordinated Debt if Borrower is in default in its obligations to Senior Lender or if such actions would create an event of default in respect of such obligations. Unless and until all of the Senior Debt has been indefeasibly paid in full, in cash, Holder further agrees not to do any of the following, directly or indirectly: (i) demand, sue for, accelerate the maturity of, or otherwise enforce any of the Subordinated Debt; (ii) enforce any guaranty of any of the Subordinated Debt, (iii) take, hold or claim any collateral or security for any of the Subordinated Debt (except that Borrower may grant a security interest in certain of its assets to Lender in respect of the Subordinated Debt, provided, however, that any such security interest granted by
                   --------  -------
Borrower to Lender in respect of the Subordinated Debt shall by its terms be junior and subordinate in all respects to the security interest granted by Borrower to Senior Lender in respect of the Senior Debt for however long such security interest granted by Borrower to Senior Lender in respect of the Senior Debt shall remain in effect); (iv) exercise any rights or remedies with respect to the Subordinated Debt, judicially or non-judicially (including without limitation the commencement of any bankruptcy or insolvency proceeding against Borrower), or (v) attempt to do any of the foregoing; provided that nothing herein shall prevent Holder from converting this Subordinated Note into equity securities of Borrower on such terms as may be mutually acceptable to Holder and Borrower.

     (2) Holder agrees that upon any distribution of the assets or readjustment of the indebtedness of Borrower whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Debt, or the application of the assets of Borrower to the payment or liquidation thereof, Senior Lender shall be entitled to receive payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt, and in order to enable Senior Lender to enforce its rights hereunder in any such action or proceeding, Senior Lender is hereby irrevocably authorized and empowered in its sole discretion (but without any obligation on its part) to make and present for and on behalf of Holder such proofs of claim against Borrower on account of the Subordinated Debt as Senior Lender may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of the Senior Debt. Holder further agrees to execute and deliver to Senior Lender such assignments or other instruments as may be required by Senior Lender in order to enable Senior Lender to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all and any of the Subordinated Debt. Any amounts received by Holder contrary to the provisions of this Section shall be held in trust by Holder for the benefit of Senior Lender and shall forthwith be paid over to Senior Lender to be applied to Senior Lender debt in such order as Senior Lender in its sole discretion shall determine, without limiting any other right of Senior Lender hereunder or otherwise and without otherwise affecting the liability of Holder.

     (3) Holder agrees that, in addition to any other rights that Senior Lender may have at law or in equity, Senior Lender may at any time, and from time to time, without the Holder's consent and without notice to the Holder, renew, extend or increase any of the Senior Debt or that of any other person at any time directly or indirectly liable for the payment of any Senior Debt, accept partial payments of the Senior Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Senior Debt, make loans or advances to Borrower secured in whole or in part by collateral or unsecured or refrain from making any loans or advances to Borrower, change, waive, alter or vary the interest charge on, or any other terms or provisions of the Senior Debt or any present or future instrument, document or agreement between Senior Lender and Borrower, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any collateral, and take any other action or omit to take any other action with respect to the Senior Debt or any collateral as Senior Lender deems necessary or advisable in Senior Lender's sole discretion.

     (4) In the event of any financing of Borrower by Senior Lender during a bankruptcy, arrangement, or reorganization of Borrower, the Holder agrees that the term "Senior Debt" shall include without limitation all indebtedness, liabilities and obligations incurred in any such proceeding, and the Holder agrees to take such actions and execute such documents in such proceedings as may be reasonably necessary in order to effectuate the foregoing.

     (5) Holder agrees not to contest the validity, perfection, priority or enforceability of the Senior Debt or Senior Lender's security interest in any collateral.

     (6) If, after payment of the Senior Debt, Borrower thereafter becomes liable to Senior Lender on account of the Senior Debt, or any payment made on the Senior Debt shall for any reason be returned by Senior Lender, the provisions herein applicable to such Senior Debt shall thereupon in all respects become effective with respect to such subsequent or reinstated Senior Debt, without the necessity of any further act or agreement between Senior Lender and the Holder.

     (7) In the event of any litigation between Senior Lender and the Holder based upon or arising out of the provisions herein governing Senior Lender's rights in respect of the Senior Debt, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys fees) from the non-prevailing party.

     (8) Senior Lender is a third-party beneficiary of the provisions herein pertaining to the Senior Debt.

     Events of Default. The occurrence of any of the following shall constitute
     -----------------
an "Event of Default" under this Subordinated Note:

     (1) the failure to make any payment of principal, interest or any other amount payable hereunder when due under this Subordinated Note or the breach of any other condition or obligation under this Subordinated Note;

     (2) any representation or warranty by Borrower under or in connection with this Subordinated Note, the Security Agreement, the IP Security Agreement or any other certificate, document, agreement or instrument delivered to Lender under or in connection with this Subordinated Note is incorrect in any material respect when made or deemed made.

     (3) the breach of any covenant under the Merger Agreement, the Security Agreement, or the IP Security Agreement and the continuation of any such breach for five (5) days;

     (4) the failure to timely file an annual report on Form 10-K as required by the rules of the Securities and Exchange Commission;

     (5) the existence of any material changes to Ariel Corporation's unaudited financial statements for the year ended December 31, 2000 which were provided by Ariel Corporation to Mayan Networks Corporation prior to the execution of the Merger Agreement;

     (6) the filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Borrower; or the insolvency of the Borrower; or the making of a general assignment for the benefit of creditors by the Borrower;

     (7) any of the documents relating to the Collateral after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Borrower or any other person shall contest in any manner the validity or enforceability thereof, or the Borrower or any other person shall deny that it has any further liability or obligation thereunder; or any of the documents relating to the Collateral for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected security interest in any of the Collateral purported to be covered thereby; or

     (8) any "Event of Default" as defined in the Security Agreements or in the Notes (as defined in the Security Agreement) shall have occurred.

     Upon the occurrence of any Event of Default, the Lender, at its option, may
(i) by notice to the Borrower, declare the unpaid principal amount of this Subordinated Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Subordinated Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, provided that if an event described in paragraph (6) above shall occur, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of the Lender's rights and remedies under the Security Agreements and proceed to enforce all other rights and remedies available to the Lender under applicable law.

     In addition to any other rights or remedies which Lender may have (whether hereunder, by law or otherwise), the Lender is authorized at any time and from time to time, without prior notice to Borrower, to set off and apply against any and all amounts owing at such time by Lender to or for the account of Borrower (including without limitation any amounts payable pursuant to the Merger Agreement) against all obligations owing by Borrower to Lender (including, without limitation, the obligations represented by this Subordinated Note) now or hereafter existing, irrespective of whether Lender shall have made any demand under this Subordinated Note and although such obligations may be contingent or unmatured.

     Borrower hereby waives diligence, demand, presentment, protest or further notice of any kind. Borrower agrees to make all payments under this Subordinated Note without setoff or deduction and regardless of any counterclaim or defense.

     No single or partial exercise of any power under this Subordinated Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the Lender in exercising any right under this Subordinated Note shall operate as a waiver of such right or any other right hereunder.

     This Subordinated Note shall be binding on the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of the Lender, any future holder of this Subordinated Note and their respective successors and assigns. Borrower may not assign or transfer this Subordinated Note or any of its obligations hereunder without the Lender's prior written consent.

     If Borrower defaults and the indebtedness represented by this Subordinated Note or any part thereof is collected through legal action or other judicial proceedings, Borrower agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Lender to the extent provided under the Security Agreements.

     Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given, and any payment shall be deemed to have been made, upon delivery if personally delivered, or one day after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

                  If to Lender:     Mayan Networks Corporation
                                    2115 O'Nel Drive
                                    San Jose, CA 95131
                                    Attn: John Tingleff, Chief Financial Officer

                  If to Borrower:   Ariel Corporation
                                    2540 Route 130
                                    Cranbury, NJ 08512
                                    Attn:  Dennis Schneider, President

     Lender or Borrower may change their address for purposes of this paragraph by giving to the other written notice of such new address in conformance with this paragraph.

                [remainder of this page intentionally left blank]

     THIS SUBORDINATED NOTE IS BEING DELIVERED IN, AND THE OBLIGATIONS OF BORROWER AND THE RIGHTS OF LENDER SHALL BE GOVERNED BY AND CONSTRUED IN, ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS RULES THEREOF.

                                            ARIEL CORPORATION

                                            By: /s/ John R. Loprete
                                                --------------------------------
                                            Name: John R. Loprete
                                            Title: VP Finance